CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ACACIA RESEARCH CORPORATION Pursuant to Section 242 of the General Corporation Law of the State of Delaware Acacia Research Corporation (the “Corporation”), a corporation duly organized and validly existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that: FIRST: The Amended and Restated Certificate of Incorporation of the Corporation (the “Restated Certificate”) is hereby amended as follows: Article V, Sections 3 and 4 of the Restated Certificate are hereby deleted in their entirety and the following is hereby inserted in lieu thereof: “SECTION 3. TERM. The directors, other than those who may be elected by the holders of Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issuance of such class or series of stock adopted by the Board of Directors, shall be elected by stockholders at each annual meeting of stockholders to hold office for a term expiring at the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. SECTION 4. VACANCIES. Any newly-created directorship resulting from an increase in the authorized number of directors or any vacancies in the Board of Directors occurring by reason of death, resignation, retirement, disqualification or removal may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. A director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term expiring at the next annual meeting of the stockholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.” Article VI, Section 2 of the Restated Certificate is hereby deleted in its entirety and the following is hereby inserted in lieu thereof: “SECTION 2. SPECIAL MEETINGS. Special meetings of stockholders may be called at any time by the Board of Directors or by the Chairman of the Board of Directors, or the President, or the Secretary of the Corporation upon the written request of one or more stockholders of record of the Corporation that hold at least twenty-

five percent (25%) in voting power of the outstanding shares of stock of the Company and who have delivered such requests in accordance with and subject to the procedures and conditions and any other provisions set forth in the By-laws of the Corporation (as amended from time to time), including any limitations set forth in the By-laws of the Corporation on the ability to make such a request for such a special meeting.” The following new Article X is hereby added immediately following Article IX of the Restated Certificate: “ARTICLE X SECTION 1. DEFINITIONS. As used in this ARTICLE X, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treas. Reg. § 1.382-2T shall include any successor provisions): (a) “4.899-percent Transaction” means any Transfer described in clause (a) or (b) of Section 2 of this ARTICLE X. (b) “4.899-percent Stockholder” means a Person or group of Persons that is a “5-percent stockholder” of the corporation pursuant to Treas. Reg. § 1.382-2T(g), as applied by replacing “5-percent” with “4.899-percent” and “five percent” with “4.899 percent,” where applicable. (c) “Agent” has the meaning set forth in Section 5 of this ARTICLE X. (d) “Code” means the United States Internal Revenue Code of 1986, as amended. For the avoidance of doubt, Code also includes “An Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018,” (PL 115- 97). (e) “Corporation Security” or “Corporation Securities” means (i) any Stock, (ii) shares of preferred stock issued by the Corporation (other than preferred stock described in § 1504(a)(4) of the Code), and (iii) warrants, rights, or options (including options within the meaning of Treas. Reg. § 1.382-2T(h)(4)(v) or Treas. Reg. § 1.382- 4(d)(9)) to purchase securities of the Corporation. (f) “Effective Date” means the date of filing of this Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware.

(g) “Excess Securities” has the meaning set forth in Section 4 of this ARTICLE X. (h) “Expiration Date” means the earliest of (i) the close of business on the date that is the third anniversary of the Effective Date, (ii) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this ARTICLE X is no longer necessary or desirable for the preservation of Tax Benefits, (iii) the close of business on the first day of a taxable year of the Corporation as to which the Board of Directors determines that no Tax Benefits may be carried forward, and (iv) such date as the Board of Directors shall fix in accordance with Section 12 of this ARTICLE X. (i) “Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with Treas. Reg. § 1.382-2(a)(3), Treas. Reg. § 1.382- 2T(g), (h), (j) and (k) and Treas. Reg. § 1.382-4, or any successor provisions and other pertinent Internal Revenue Service guidance. (j) “Person” means any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust or other entity or any group of such “Persons” having a formal or informal understanding among themselves to make a “coordinated acquisition” of shares within the meaning of Treas. Reg. § 1.382-3(a)(1) or who are otherwise treated as an “entity” within the meaning of Treas. Reg. § 1.382-3(a)(1), and shall include any successor (by merger or otherwise) of any such entity or group. (k) “Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee. (l) “Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this ARTICLE X. (m) “Public Group” has the meaning set forth in Treas. Reg. § 1.382-2T(f)(13). (n) “Purported Transferee” has the meaning set forth in Section 4 of this ARTICLE X. (o) “Remedial Holder” has the meaning set forth in Section 7 of this ARTICLE X. (p) “Stock” means any interest that would be treated as “stock” of the Corporation pursuant to Treas. Reg. § 1.382-2T(f)(18).

(q) “Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect and constructive ownership determined under the provisions of Section 382 of the Code and the Treasury Regulations thereunder, including, for the avoidance of doubt, any ownership whereby a Person owns Stock pursuant to a “coordinated acquisition” treated as a single “entity” as defined in Treas. Reg. § 1.382-3(a)(1), or such Stock is otherwise aggregated with Stock owned by such Person pursuant to the provisions of Section 382 of the Code and the Treasury Regulations thereunder. (r) “Tax Benefits” means the net operating loss carry forwards, capital loss carry forwards, general business credit carry forwards, alternative minimum tax credit carry forwards, foreign tax credit carry forwards, disallowed net business interest expense carry forwards under Section 163(j), any credits under Section 53, and any other item that may reduce or result in any credit against any income taxes owed by the Corporation or any of its subsidiaries or refundable credits, including, but not limited to, any item subject to limitation under Section 382 or Section 383 of the Code and the Treasury Regulations promulgated thereunder, and any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code and the Treasury Regulations promulgated thereunder. (s) “Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition, event or occurrence or other action taken by a Person, other than the Corporation, that alters the Percentage Stock Ownership of any Person or group, including, a transfer by gift or by operation of law. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treas. Reg. §1.382-4(d)). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Stock by the Corporation. (t) “Transferee” means any Person to whom Corporation Securities are Transferred. (u) “Treasury Regulations” or “Treas. Reg.” means the regulations, including temporary regulations or any successor regulations, promulgated under the Code, as amended from time to time. SECTION 2. TRANSFER AND OWNERSHIP RESTRICTIONS. In order to preserve the Tax Benefits, from and after the Effective Date any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of

Corporation Securities pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (a) any Person or Persons would become a 4.899-percent Stockholder or (b) the Percentage Stock Ownership in the Corporation of any 4.899-percent Stockholder would be increased. The prior sentence is not intended to prevent Corporation Securities from being DTC-eligible and shall not preclude the settlement of any transaction in Corporation Securities entered into through the facilities of a national securities exchange; provided, however, that the Corporation Securities and parties involved in such transaction shall remain subject to the provisions of this ARTICLE X in respect of such transaction. SECTION 3. EXCEPTIONS. (a) Notwithstanding anything to the contrary herein, Transfers to a Public Group (including a new Public Group created under Treas. Reg. § 1.382-2T (j) (3) (i)) shall be permitted. (b) The restrictions set forth in Section 2 of this ARTICLE X shall not apply to an attempted Transfer that is a 4.899-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Section 3 of this ARTICLE X, the Board of Directors may, in its discretion, require (at the expense of the transferor and/or Transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in a limitation on the use of the Tax Benefits as a result of the application of Section 382 of the Code; provided that the Board of Directors may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board of Directors may grant its approval in whole or in part with respect to such Transfer and may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this ARTICLE X through duly authorized officers or agents of the Corporation. Nothing in this Section 3 of this ARTICLE X shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law. SECTION 4. EXCESS SECURITIES.

(a) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). The Purported Transferee shall not be entitled, with respect to such Excess Securities, to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 5 of this ARTICLE X or until an approval is obtained under Section 3 of this ARTICLE X. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Section 4 or Section 5 of this ARTICLE X shall also be a Prohibited Transfer. (b) The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to its direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this ARTICLE X, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Stock and other evidence that a Transfer will not be prohibited by this ARTICLE X as a condition to registering any transfer. SECTION 5. TRANSFER TO AGENT. If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer, then, upon written demand by the Corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately);

provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sale proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 6 of this ARTICLE X if the Agent rather than the Purported Transferee had resold the Excess Securities. SECTION 6. APPLICATION OF PROCEEDS AND PROHIBITED DISTRIBUTIONS. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (i) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (ii) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount (or fair market value) shall be determined at the discretion of the Board of Directors; and (iii) third, any remaining amounts shall be paid to one or more organizations selected by the Board of Directors which is described under Section 501(c)(3) of the Code (or any comparable successor provision) and contributions to which are eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2552 of the Code. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 6 of this ARTICLE X. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 6 of this ARTICLE X inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.

SECTION 7. MODIFICATION OF REMEDIES FOR CERTAIN INDIRECT TRANSFERS. In the event of any Transfer that does not involve a transfer of Corporation Securities within the meaning of Delaware law but that would cause a 4.899-percent Stockholder to violate a restriction on Transfers provided for in this ARTICLE X, the application of Sections 5 and 6 of this ARTICLE X shall be modified as described in this Section 7 of this ARTICLE X. In such case, no such 4.899-percent Stockholder shall be required to dispose of any interest that is not a Corporation Security, but such 4.899-percent Stockholder and/or any Person whose ownership of Corporation Securities is attributed to such 4.899-percent Stockholder (such 4.899-percent Stockholder or other Person, a “Remedial Holder”) shall be deemed to have disposed of and shall be required to dispose of sufficient Corporation Securities (which Corporation Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.899-percent Stockholder, following such disposition, not to be in violation of this ARTICLE X. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Corporation Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 5 and 6 of this ARTICLE X, except that the maximum aggregate amount payable to a Remedial Holder in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. A Remedial Holder shall not be entitled, with respect to such Excess Securities, to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, following the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such 4.899-percent Stockholder or such other Person. The purpose of this Section 7 of this ARTICLE X is to extend the restrictions in Sections 2 and 5 of this ARTICLE X to situations in which there is a 4.899-percent Transaction without a direct Transfer of Corporation Securities, and this Section 7 of this ARTICLE X, along with the other provisions of this ARTICLE X, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities. SECTION 8. LEGAL PROCEEDINGS; PROMPT ENFORCEMENT. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof, in either case, with any Prohibited Distributions, to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section 5 of this ARTICLE X (whether or not made within the time specified in Section 5 of this ARTICLE X), then the Corporation may take such actions as it deems appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 8 of this ARTICLE X shall (i) be deemed inconsistent with any Transfer of the Excess Securities provided in this ARTICLE X being void ab initio, (ii) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (iii) cause any failure of the Corporation to act within the time periods set forth in Section 5 of this ARTICLE X to constitute a waiver or loss of any right of the Corporation under this ARTICLE X. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this ARTICLE X. SECTION 9. LIABILITY. To the fullest extent permitted by law, any stockholder subject to the provisions of this ARTICLE X who knowingly violates the provisions of this ARTICLE X and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation. SECTION 10. OBLIGATION TO PROVIDE INFORMATION. As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this ARTICLE X or the status of the Tax Benefits of the Corporation. SECTION 11. LEGENDS. The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to the restrictions on transfer and ownership contained in this ARTICLE X bear the following legend: “THE CERTIFICATE OF INCORPORATION OF THE COMPANY CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF STOCK OF THE COMPANY (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE COMPANY (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF Section 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS

PROMULGATED THEREUNDER) THAT IS TREATED AS OWNED BY A 4.899-PERCENT STOCKHOLDER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) TO THE COMPANY’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE COMPANY WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES THAT VIOLATE THE TRANSFER RESTRICTIONS WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CERTIFICATE OF INCORPORATION TO CAUSE THE 4.899- PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CERTIFICATE OF INCORPORATION CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.” The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under Section 3 of this ARTICLE X also bear a conspicuous legend referencing the applicable restrictions. SECTION 12. AUTHORITY OF BOARD OF DIRECTORS. (a) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this ARTICLE X, including, without limitation, (1) the identification of 4.899-percent Stockholders, (2) whether a Transfer is a 4.899-percent Transaction or a Prohibited Transfer, (3) the Percentage Stock Ownership in the Corporation of any 4.899-percent Stockholder, (4) whether an instrument constitutes a Corporation Security, (5) the amount (or fair market value) due to a Purported Transferee pursuant to Section 6 of this ARTICLE X, and (6) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this ARTICLE X. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the provisions of this ARTICLE X for purposes of determining whether any Transfer of Corporation Securities would jeopardize or endanger the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this ARTICLE X. (b) Nothing contained in this ARTICLE X shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (1) accelerate the Expiration Date, (2) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this ARTICLE X, (3) modify the definitions of any terms set forth in this ARTICLE X or (4) modify the terms of this ARTICLE X as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate. (c) In the case of an ambiguity in the application of any of the provisions of this ARTICLE X, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this ARTICLE X requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this ARTICLE X. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this ARTICLE X. The Board of Directors may delegate all or any portion of its duties and powers under this ARTICLE X to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this ARTICLE X through duly authorized officers or agents of the Corporation. Nothing in this ARTICLE X shall be construed to limit or restrict the Board of Directors in its exercise of its fiduciary duties under applicable law. SECTION 13. RELIANCE. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation and the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this ARTICLE X. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by, any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities. SECTION 14. BENEFITS OF THIS ARTICLE X. Nothing in this ARTICLE X shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this ARTICLE X. This ARTICLE X shall be for the sole and exclusive benefit of the Corporation and the Agent. SECTION 15. SEVERABILITY. The purpose of this ARTICLE X is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this ARTICLE X or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this ARTICLE X. SECTION 16. WAIVER. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this ARTICLE X, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.” SECOND: The foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the undersigned duly authorized officer of the Corporation, on July 29, 2019. ACACIA RESEARCH CORPORATION By: /s/ Jennifer Graff Jennifer Graff Secretary